                                                                     EXHIBIT 4.1

                           STOCKHOLDER'S  AGREEMENT


     THIS STOCKHOLDER'S AGREEMENT (the "Agreement") is made as of April 10, 1996, by and between Whittaker Corporation, a Delaware corporation ("Whittaker") and Raytheon Company, a Delaware corporation ("Raytheon").

     This Agreement is made pursuant to a Stock Purchase Agreement dated March 2, 1996 (the "Purchase Agreement"), between Whittaker and Raytheon.

     In order to induce Raytheon to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Whittaker has agreed to provide the registration rights set forth in this Agreement.

     The parties hereto agree as  follows:

     1.  Definitions.
         ------------

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Common Stock, $.01 par value per share, of Whittaker.

         "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

         "Purchase Agreement" has the meaning specified in the preamble.

         "Registrable Securities" means (i) any Common Stock issued or issuable to Raytheon under the Purchase Agreement and (ii) any securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public through a broker, dealer or market purchaser in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or sold pursuant to an effective registration statement under the Securities Act.

         "Registration Expenses" has the meaning specified in Section 4.

         "Registration Statement" has the meaning specified in Section 2.

         "Securities Act" means the Securities Act of 1933, as amended or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
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                                      -2-

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2. Registration on Form S-3. On or before May 15, 1996, Whittaker will
        ------------------------
prepare and file with the Commission a registration statement on Form S-3 covering all of the shares of Common Stock issued to Raytheon pursuant to the Purchase Agreement (the "Registration Statement"). The Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act.

     3. Registration Procedures. Whittaker agrees to use its best efforts to
        -----------------------
effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Whittaker will as expeditiously as possible:

         (i) use its best efforts to cause the Registration Statement to become effective (provided that before filing the Registration Statement or prospectus or any amendments or supplements thereto, Whittaker will furnish to Raytheon copies of all such documents proposed to be filed, which documents will be subject to the timely review of Raytheon's counsel);

         (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the third anniversary of the effective date of the Registration Statement or such time as all of the Registrable Securities covered by such registration statement have been sold and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such effective period in accordance with the intended methods of disposition by Raytheon set forth in the Registration Statement;

         (iii) furnish to Raytheon such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Raytheon may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Raytheon;

         (iv) use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such states of the United States as Raytheon reasonably requests and do any and all other acts and things which may be necessary or advisable to enable Raytheon to consummate the disposition of the Registrable Securities in jurisdictions where Raytheon desires to effect such sales or other disposition;

         (v) notify Raytheon, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller,
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                                      -3-

     Whittaker will promptly prepare (and, when completed, give notice to Raytheon) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (vi) cause all the Registrable Securities to be listed on each securities exchange on which similar securities issued by Whittaker are then listed;

         (vii) provide a transfer agent and registrar for all the Registrable Securities not later than the effective date of such registration statement;

         (viii) in connection with any underwritten offering enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as Raytheon or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; and

         (ix) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, Whittaker will use its best efforts promptly to obtain the withdrawal of such order.

     4. Registration Expenses. Except as otherwise expressly set forth in
        ---------------------
Section 5(d) hereof, all expenses incident to Whittaker's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Whittaker and all independent certified public accountants and other Persons retained by Whittaker (all such expenses being herein called "Registration Expenses") and Whittaker's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) the expense of any annual audit or quarterly review, the expense of any liability insurance for Whittaker and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Whittaker are then listed, will be borne by Whittaker.

     5. Certain Rights and Obligations with Respect to the Registrable
        --------------------------------------------------------------
        Securities.
        ----------

     (a) Trading Procedures. Raytheon agrees that it will not, during any
         ------------------
calendar week, sell Registrable Securities in excess of ten percent (10%) of the average weekly trading volume in the shares of Common Stock during the immediately preceding thirteen weeks; provided, however, that the foregoing restriction shall not apply to negotiated block trades to "qualified institutional buyers" as that term is defined in Rule 144A promulgated under the Securities Act.

     Raytheon agrees that it will notify Whittaker (via telephone and/or facsimile) prior to executing sales of Registrable Securities in excess of 100,000 shares. The notification shall indicate the number of Registrable Securities to be sold as well as the identity of the prospective purchaser and shall include an offer to sell such Registrable Securities to Whittaker on the same terms and conditions governing the proposed sale to such other Person. Whittaker may accept Raytheon's offer at any time within twenty-four hours after receipt thereof. If Whittaker fails to accept the offer to purchase such shares in its entirety within the required time period, Raytheon shall be free to proceed with the proposed sale.

     In addition, Raytheon agrees that it will not in any single transaction or series of related transactions, (i) sell Registrable Securities representing more than five percent (5%) of the issued and outstanding shares of Common Stock to any Person or (ii) sell Registrable Securities to Persons owning more than five percent (5%) of the issued and outstanding shares of Common Stock who have been identified to Raytheon by Whittaker, in each case without the prior consent of Whittaker, which consent shall not be unreasonably withheld.

     (b) Voting Agreement. For a period of one year following the date hereof,
         ----------------
Raytheon agrees that it will vote the Registrable Securities upon matters recommended by Whittaker management at least in the same proportion as cast by all other holders of shares of Common Stock.

     Raytheon further agrees that in the event that shares of Whittaker Common Stock close above $26.00 per share as reported by the New York Stock Exchange ("NYSE") Composite Transactions for a period of twenty (20) consecutive NYSE trading days and Raytheon has not sold at least fifty percent (50%) of the maximum number of shares allowed pursuant to the weekly volume limitation set forth in Section 5(a) of the Agreement during such time period (excluding the proviso regarding block trades), then voting restrictinos shall be extended for an additional one year period on that number of shares equal to the maximum number that Raytheon could have sold minus the number of shares actually sold.

     (c) Restrictions on Additional Purchases. So long as Raytheon holds
         ------------------------------------
Registrable Securities, it will not (i) purchase additional shares of Common Stock other than purchases by or on behalf of pension funds or other employee benefit plans or trusts, (ii) hedge its ownership of the Registrable Securities in any single transaction or series of related transactions, in each case without the prior consent of Whittaker.

     (d) Secondary Distribution. Whittaker agrees to use its best efforts to
         ----------------------
effect an underwritten secondary distribution of the Registrable Securities as soon as practicable following the date hereof and, in the event that the public offering price is $25.325 or greater, Raytheon shall make its Registrable Securities available for such secondary offering. The procedures set forth in
Section 3 hereof shall apply to such secondary distribution; provided, however, that Raytheon shall be responsible for reasonable underwriting discounts and commissions and Registration Expenses up to a maximum amount determined by multiplying the number of shares of Registrable Securities included under the registration statement for such offering times the difference obtained by subtracting the per share public offering price minus $25.325. Accordingly,
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                                      -5-

Raytheon shall not have any obligation with respect to underwriting discounts to the extent that such per share offering price is equal to or less than $25.325.

     (e) Redistribution of Registrable Securities. For a period of three years
         ----------------------------------------
following the date hereof, Whittaker shall have the right to redistribute the Registrable Securities.

     6. Indemnification. (a) Whittaker agrees to indemnify, to the extent
        ---------------
permitted by law, Raytheon, its officers and directors and each Person who controls Raytheon (within the meaning of the Securities Act), and each underwriter if any, of Whittaker's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Whittaker by Raytheon expressly for use therein.

     (b) In connection with any registration, qualification or compliance which has been effected pursuant to this Agreement, Raytheon will furnish to Whittaker in writing such information and affidavits as Whittaker reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Whittaker, its directors and officers and each Person who controls Whittaker (within the meaning of the Securities
Act) against any expenses, losses, claims, damages and liabilities resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Raytheon; provided that Raytheon's obligation to indemnify will be limited to the net amount of proceeds received by Raytheon from the sale of Registrable Securities pursuant to any such registration statement.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve an indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to the indemnifying party's ability to defend such action. If such defense is assumed, (i) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (b) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (ii) the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Subject to the foregoing terms and provisions of this Section 6(c), each indemnifying party hereunder will reimburse the person entitled to indemnification hereunder for all legal and other expenses reasonably incurred in connection with investigating and defending the action or claim for which such indemnified party seeks indemnification, as such expenses are incurred.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Whittaker also agrees to make such provisions, as are requested by any indemnified party, for contribution to such party in the event Whittaker's indemnification is unavailable for any reason.

     7. Participation in Underwritten Registrations. In the case of any offering
        -------------------------------------------
hereunder which is underwritten, Raytheon agrees that it will complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that Raytheon shall not be required to make any representations or warranties to Whittaker or the underwriters other than representations and warranties regarding itself and its intended method of distribution.

     8. Noncompetition. Raytheon agrees that for a period of two (2) years after
        --------------
date hereof (the "Restricted Period"), none of Raytheon or any subsidiary of Raytheon (the "Raytheon Group"), will engage directly or indirectly in competition with Xyplex, Inc., whether individually or as a consultant, partner, owner or stockholder owning more than five percent (5%) of a corporation, in the business of manufacturing network terminal servers, internetworking hubs, wide area bridge routers, FDDI bridge routers and modular Ethernet workgroup switches for sale in non-government markets (the "Restricted Business"). Notwithstanding the foregoing, nothing herein shall prohibit any member of the Raytheon Group from (a) owning, directly or indirectly, less than fifteen percent (15%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market, (b) directly or indirectly acquiring a business which engages in the Restricted Business if such business is 25% or less (measured by net revenues) of a larger business so acquired by such member of the Raytheon Group, or (c) acquiring a business which engages in the Restricted Business if such business is more than 25% (measured by net revenues) of a larger business so acquired by such member of the Raytheon Group, provided that such member of the Raytheon Group places such competitive business for sale promptly after its acquisition and uses reasonable commercial efforts to complete such sale within the Restricted Period, (d) continuing to produce and sell those products now being produced and sold by members of the Raytheon Group (including within the foregoing all products that Raytheon can demonstrate to have been under development as of the date hereof).

     9. Miscellaneous. (a) No Inconsistent Agreements. Whittaker will no
        -------------      --------------------------
hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Raytheon under this Agreement.

     (b) Adjustments Affecting Registrable Securities. Whittaker will not take
         --------------------------------------------
any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of Raytheon to include Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities.

     (c) Remedies. Any Person having rights under any provision of this
         --------
Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     (d) Amendments and Waivers. Except as otherwise provided herein, the
         ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the parties hereto.

     (e) Successors and Assigns. All covenants and agreements in this Agreement
         ----------------------
by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

     (f) Severability. Whenever possible, each provision of this Agreement will
         ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Agreement.

     (g) Counterparts. This Agreement may be executed simultaneously in
         ------------
counterparts, each of which when executed and delivered shall be an original and all of which taken together will constitute one and the same Agreement.

     (h) Descriptive Headings. The descriptive headings of this Agreement are
         --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     (i) GOVERNING LAW. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO
         -------------
WILL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

     (j) Notices. All notices, demands or other communications to be given or
         -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if mailed by certified or registered mail, postage prepaid, return receipt requested, when received, (ii) if by telex or facsimile transmission, when sent answerback or electronic confirmation of receipt is received on a day on which business is being conducted by the recipient, and (iii) if by overnight courier, when receipted for, in each case when addressed to the applicable party hereto as follows or at such other address as any party may designate by written notice to the other, in accordance herewith:

     If to Whittaker:
     Whittaker Corporation
     1955 N. Surveyor Avenue
     Simi Valley, California 93063
     Telecopier: (805) 584-4195

     Attention: General Counsel

     If to Raytheon:

     Raytheon Company
     141 Spring Street
     Lexington, MA 02173
     Telecopier: (617) 860-2924

     Attention: General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholder's Agreement as of the date first above written.

                                       WHITTAKER CORPORATION



                                       By: /s/ Lynne M. O. Brickner
                                           -------------------------------
                                           Name: Lynne M. O. Brickner
                                           Title: Assistant Vice President



                                       RAYTHEON COMPANY



                                       By: /s/ David S. Dwelley
                                           ---------------------------------
                                           Name: David S. Dwelley
                                           Title: Vice President -
                                                  Strategic Business
                                                  Development